Exhibit 10

            THIS AGREEMENT made as of the 31st day December 31, 2006

--------------------------------------------------------------------------------

BETWEEN:

                  CAZADOR RESOURCES LTD.

                                                               OF THE FIRST PART

AND:

                  SAWADEE VENTURES INC.

                                                              OF THE SECOND PART

--------------------------------------------------------------------------------



                       MINERAL PROPERTY PURCHASE AGREEMENT



--------------------------------------------------------------------------------

                       MINERAL PROPERTY PURCHASE AGREEMENT


     THIS AGREEMENT is made as of the 31st day of December 2006;

BETWEEN:

     CAZADOR  RESOURCES  LTD,  of  208-478  Bernard  Avenue,  Kelowna,   British
     Columbia, V1Y 6N7

     (herein referred to as the "Seller")

                                                               OF THE FIRST PART

AND:

     SAWADEE VENTURES, INC., a company duly incorporated pursuant to the laws of the State of Nevada and having an office situated at: #208-828 Harbourside Drive, North Vancouver, BC V7P 3R9.


     (herein referred to as the "Purchaser")

                                                              OF THE SECOND PART

RECITALS:

A.   WHEREAS the Seller is the  recorded  and  beneficial  owner of an undivided
     100% interest in certain mineral claims situated in the VERNON MINING DISTRICT, in the Province of British Columbia to be known as the LAVINGTON group of mineral claims, as detailed in the specific description of the mineral claims attached hereto as Schedule "A" (herein called the "Property");

B. AND WHEREAS the Seller has agreed to grant to the Purchaser an option to purchase an undivided 100% interest in the Property subject to the Seller holding a retained royalty interest based on the Net Smelter Returns (as hereinafter defined) from the Property;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1.00 INTERPRETATION:

1.01. DEFINITIONS:

     In this Agreement and all Schedules attached hereto, the following terms shall have the meanings assigned to them in this paragraph 1:

     (a) "AREA OF COMMON INTEREST" means the area lying within the boundary formed by intersecting lines parallel to and 1 kilometre distant from all sides of the boundary of the Property.

     (b) "COMMERCIAL PRODUCTION" means the operation of the Property or any part thereof as a mine but does not include milling for the purpose of testing or milling by a pilot plant. Commercial Production shall be deemed to have commenced upon the first day of the month following the first 90 successive days when ores have been produced at the rate of not less than 85% of the designed mining rate placing the Property in commercial production.

     (c) "EFFECTIVE DATE" means the date upon which the Purchaser and Seller sign this Agreement

     (d) "FACILITIES" means all mines and plants, including, without limitation, all pits, shafts, haulage ways and other underground workings, and all buildings, plants and other structures, fixtures and improvements and all other property, whether fixed or movable, as the same may exist at any time in or on the Property.

     (e) "MINERAL PRODUCTS" means the end products derived from operating the Property as a mine.

     (f) "OPTION" means the Purchaser's option to acquire all of the right, title and interest of the Seller in and to the Property, subject to the Seller's royalty as provided in paragraph 3.

     (g) "PROPERTY" shall include the mineral claims described in Schedule "A" hereto, any renewal thereof, and any form of other or additional interest in respect thereof, and any other mineral claims or rights to explore and/or mine which, from time to time, may be acquired in the Area of Common Interest.

     (h) "ROYALTY" means the percentage of net smelter returns payable to the Seller in accordance with SCHEDULE "B" hereof.

1.02. SCHEDULES:

     Schedules "A" and "B" are incorporated into this Agreement by reference.

2.00 REPRESENTATIONS, WARRANTIES AND COVENANTS:

2.01. SELLER'S REPRESENTATIONS AND WARRANTIES:

     The Seller represents and warrants to the Purchaser that:

     (a) the Seller is the sole recorded and beneficial owner of a 100% right, title and interest in and to the Property and has the exclusive right to enter into this Agreement and to dispose of an interest in the Property in accordance with the terms of this Agreement;

     (b) the claims comprising the Property were validly located, recorded and issued pursuant to the MINERAL TENURE ACT of the Province of British Columbia and are currently in good standing, until the expiry dates as shown on Schedule "A", in accordance with the provisions of the MINERAL TENURE ACT;

     (c) there is no dispute, litigation nor any governmental proceeding threatened, pending or current with respect to the Property of which it has notice and the information relating to the Property in Schedule "A" is true and correct;

     (d) the Seller is lawfully authorized to hold the Property and all mining claims comprised therein, and will remain so entitled until its interest in the Property has been duly transferred to the Purchaser as provided for herein;

     (e)  the Property is free and clear of all liens, charges and encumbrances;

     (f) there is no adverse claim or challenge against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Seller is there any basis therefor or interest therein, and there are no outstanding Agreements or purchases to acquire or purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property.

     (g) It is a company duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia; and is in good standing with respect to the filing of its annual returns.

     (h) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (i) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated, conflict with, result in the breach of, or accelerate the performance required by any agreement to which the Purchaser is a party;

     (j) the execution and delivery of this Agreement will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining to the Purchaser or of its constating documents or of any rules or regulations of any securities regulatory authorities;

     (k) this Agreement and its execution have been approved by the Board of Directors of the Purchaser.

2.02. SELLER'S COVENANTS:

     The Seller will not, from the date hereof, sell, assign, alienate, transfer, option or in any other way deal with its interest in the Property or this Agreement save and except as provided for herein;

2.03. PURCHASER'S REPRESENTATIONS AND WARRANTIES:

     The Purchaser represents and warrants to the Seller that:

     (a) it is a company duly incorporated, organized and validly subsisting under the laws of the State of Nevada; and is in good standing with respect to the filings..

     (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated, conflict with, result in the breach of, or accelerate the performance required by any agreement to which the Purchaser is a party;

     (d) the execution and delivery of this Agreement will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining to the Purchaser or of its constating documents or of any rules or regulations of any securities regulatory authorities;

     (e) this Agreement and its execution have been approved by the Board of Directors of the Purchaser.

2.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES:

     The representations, warranties and covenants contained in this Agreement are conditions on which the parties have relied in entering into this Agreement and shall survive the execution hereof and the acquisition of any interest in the Property by the Purchaser hereunder and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party may waive any of such representations, warranties, covenants, agreements or conditions in full or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

3.00 PURCHASE:

3.01. GRANT OF OPTION:

     The Seller hereby grants to the Purchaser the sole and exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property free and clear of all charges, encumbrances and claims save and except for the obligation to pay the Royalty to the Seller in the event of the Property achieving Commercial Production.

3.02. MAINTENANCE OF OPTION IN GOOD STANDING:

     In order to maintain the Option in good standing and exercise the Option in full the Purchaser shall, subject to regulatory approval:

     (a)  on the Effective Date, pay to the Seller THE SUM OF $4,000

     (b) on or before the first anniversary of the Effective Date, pay to the Seller the sum of $5,000.

     (c) pay to the Seller the additional sum of $6,000 no later than the second anniversary of the Effective Date

3.03. EXERCISE OF OPTION:

     Upon the Purchaser having made all of the payments described in paragraph 3.02, the Purchaser will have exercised the Option and will have thereby earned a 100% right, title and interest in and to the Property free and clear of all charges, encumbrances and claims save and except for the obligation to pay the Royalty to the owner once the Property has been placed into Commercial Production.

3.04. TRANSFER OF PROPERTY:

     Upon the Effective Date, the Seller shall deliver to the Purchaser executed Bills of Sale in recordable form transferring the Seller's title in the Property to the Purchaser. The Purchaser shall be entitled to record such Bills of Sale at its own cost with the appropriate government office to effect legal transfer of the Property into the name of the Purchaser, PROVIDED that the Purchaser shall hold the Property subject to the terms and conditions of this Agreement, it being understood that the transfer of legal title to the Purchaser prior to the exercise of the Purchase is for administrative convenience only.

     If at any time the Purchaser gives notice to the Seller of termination of this Agreement or is in default of this agreement, the Purchaser shall deliver an executed Bills of Sale in recordable form transferring the Purchaser's title in the Property back to the Seller, with all costs born by the Purchaser.

3.05. ACCELERATED EXERCISE OF PURCHASE:

     The Seller acknowledges and agrees that the Purchaser shall be entitled to accelerate the fulfilment of Option terms and the acquisition and transfer of an undivided 100% legal and beneficial interest in the Property described in paragraph 3.04 by completing the payments at any time earlier than the deadline dates described in subparagraph 3.02.

3.06. PURCHASE ONLY:

     This Agreement is an option to purchase only and after the Purchaser has paid the sum of $4,000 to the Seller as provided for in subparagraph 3.02(a) hereof, the Purchaser shall be under no further obligation to make any further payments. Any further payments are entirely at the election of the Purchaser if they wish to continue this purchase option.

3.07. RIGHT OF ENTRY DURING PURCHASE PERIOD:

     During the currency of this Agreement, the Purchaser and its servants, agents and independent contractors shall have the sole and exclusive right in respect of the Property to:

     (a)  enter thereon;

     (b)  have exclusive and quiet possession thereof;

     (c) do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Purchaser in its sole discretion may deem advisable;

     (d) bring upon and erect on the Property buildings, plant, machinery and equipment as the Purchaser may deem advisable; and

     (e) Remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests, provided that the Purchaser shall perform no bulk samples exceeding two tons per sample until it has fully exercised the Option.

4.00 COVENANTS OF THE PURCHASER:

4.01. The Purchaser covenants and agrees that during the currency of this Agreement it shall:

     (a) carry out its work on the Property in accordance with recognized good exploration and engineering practices and in conformity in all respects with all applicable governmental mining laws and regulations, specifically including the guidelines published under the MINES ACT, and comply with any and all conditions specified under the terms of the work permits issued by the Ministry of Energy and Mines and its authorized agents;

     (b) save and defend the Seller harmless from all costs, loss or damage which may arise by reason of injury (including injury resulting in death) to any persons employed by the Purchaser in or upon the Property or any part thereof, or which may arise by reason of injury (including injury resulting in death) to any persons or damage done to any other property as a result of any work or operations of the Purchaser or of its possession or occupancy of the Property, PROVIDED that the Purchaser shall incur no liability or obligation hereunder in respect of claims arising or damages suffered after termination of the Purchase if upon termination of the Purchase any workings on or improvements to the Property made by the Purchaser are left in a safe and orderly condition and in accordance with all applicable pollution control and reclamation laws, regulations and permits. The Purchaser shall ensure that all appropriate Workers Compensation assessments shall be paid and shall ensure that all such insurance including public liability insurance on the said Property as reasonable business judgement requires is paid;

     (c) permit the Seller or any duly authorized representative at their own risk and expense to inspect and copy, without interference to the Purchaser's operations, the Property and the Purchaser's operations thereon, metallurgical and accounting records pertaining thereto, pertinent maps, non-interpretive records, drill cores, assay data and other factual data at all reasonable times upon providing to the Purchaser not less than 30 days advance notice of its intention so to do. The Seller assumes all risks entailed in making inspections pursuant to this subparagraph, and the Seller shall indemnify and hold harmless the Purchaser from and against any damage, claim or demand by reason of injury to or the presence of the Seller or its representatives or guests on the Property. The Seller acknowledges and agrees that the disclosure of information and documentation generated by the Purchaser's operations upon the Property is made upon the condition that such information or documentation is not to be disclosed or revealed to any third party without the Seller having first received the written consent of the Purchaser upon each such occasion;

     (d) promptly pay all accounts of any value or kind for wages, supplies, Workers Compensation assessments, income tax payroll deductions and all other accounts and indebtedness incurred by it on the Property so that no claim or lien can arise thereon or upon the ores or minerals contained therein, and that it will indemnify the Seller and save it harmless from any and all loss, costs, actions, suits, damages or claims which may be made against it in respect of operations carried out on the Property, and that it will discharge any liens or encumbrances which may arise in respect of or be recorded or registered against the Property with respect to any work done by the Purchaser thereon; PROVIDED that the Purchaser shall have the right to contest the validity of any such lien or claim of lien upon posting an Indemnity Bond in favour of the Seller in an amount sufficient to indemnify the Seller against the amount of any such lien or liens so contested and all costs and expenses in connection therewith, or, alternatively, in the Seller's sole discretion, paying a like amount into Court to the credit of the action instituted upon the basis of such lien or claim of lien;

     (e) upon the termination or forfeiture of its interest in the Property, leave the Property in a safe condition with all openings made by it safeguarded in accordance with applicable statutes and regulations, and will take all reasonable precautions to keep any main access workings in an accessible and safe working condition;

     (f) maintain the mining claims comprising the Property in good standing at all times and apply all applicable work, to the extent possible, on the Property as assessment work on the mineral claims comprised thereof;

     (g) provide to the Seller on or before December 31st during each year of the Option period a report describing the Purchaser's exploration, development and directly related activities on the Property, including a statement of work performed and expenditures made in satisfaction of the annual assessment work obligations;

     (h) assume and discharge all responsibility and liability for reclamation and/or environmental damage resulting from work performed on the Property by the Purchaser, its employees, agents, associates, affiliates, partners, joint venturers and assigns during the currency of this Agreement, and post and maintain any bonds or securities as may be required by the Ministry of Energy and Mines in respect of the Purchaser's operations upon the Property.

5.00 SELLER'S ROYALTY INTEREST:

5.01. PAYMENT OF ROYALTY:

     Upon Commercial Production being achieved, the Purchaser shall pay to the Seller a Royalty equal to 1.5 % of net smelter returns in accordance with the provisions of SCHEDULE "B".

5.02. PURCHASER'S RIGHT TO PURCHASE AND EXTINGUISH 1 % OF PURCHASER'S ROYALTY:

     The Seller hereby grants to the Purchaser an irrevocable option to purchase and extinguish 1 % of the Seller's Royalty entitlement for the price of $1,000,000, by delivering Notice of its Intention to do so to the Seller within 120 days of Commercial Production being achieved. Upon Closing, the Purchaser shall pay to the Seller the purchase price of $1,000,000, and the Seller shall deliver to the Purchaser a Transfer Document and/or Release whereby the Seller's Royalty Interest (equal to a one percent (1%) Net Smelter Return) is transferred to the Purchaser, together with such other assurances, certificates and documents as the Purchaser may reasonably require.

6.00 TERMINATION:

6.01.The provisions of this paragraph shall apply on termination of this Agreement pursuant to the terms of this paragraph and pursuant to the terms of subparagraph 8.01 which deals with a default of the Purchaser hereunder:

     (a) The Purchaser, when it has paid the sum of $4,000 as provided for in subparagraph 3.02(a) hereof, may terminate this Agreement by giving the Seller 30 days' notice.

     (b) Except as expressly herein provided, upon termination, the Purchaser shall cease to have any liabilities or obligations under this Agreement, except for such liability or obligation, which theretofore should have been performed.

     (c)  On termination of this Agreement the Purchaser shall:

          (i) provide the Seller with copies of all maps, plans, drill core, drill logs, reports and documents in its possession with respect to the Property;

          (ii) be granted by the Seller a period of 180 days following such termination to remove any and all equipment placed on the Property by the Purchaser, PROVIDED THAT, should it prove impossible by reason of inclement weather conditions for the Purchaser to effect such removal within such period, the
               Purchaser shall be allowed such an additional period, not to exceed 90 days, as may be reasonably required;

          (iii)ensure that the mining claims comprising the Property shall be in good standing for at least twelve (12) months following the date of termination.

7.00 POWER TO CHARGE PROPERTY:

7.01.At any time after the Purchaser has exercised the Option, the Purchaser may grant mortgages, charges or liens (each of which is herein called a "Mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon, and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Seller, it shall be a term of each Mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the Mortgage shall hold the same subject to the Royalty as if the mortgagee or any such person had executed this Agreement as party of the first part.

8.00 DEFAULT:

8.01. CONSIDERATION DEFAULT:

     Should  the  Purchaser  fail  to  meet  its  obligations   associated  with
     maintaining the Option in good standing as specified in paragraph 3.02, the Seller may terminate this Agreement, but only if:

     (a) it shall have first given to the Purchaser a notice of default containing particulars of the obligation which the Purchaser has not fulfilled; and

     (b) the Purchaser does not, within 30 days following the delivery of such notice of default, cure such default by fulfilling such obligation.

8.02. OTHER DEFAULTS:

     The parties hereto agree that if the Purchaser is in default with respect to any of the other provisions of the Agreement, the Seller may give notice to the Purchaser, designating such default, and within 30 days after its receipt of such notice, the Purchaser shall either:

     (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

     (b) give the Seller notice that it denies such default has occurred and that it is submitting the question to arbitration as herein provided.

     If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of paragraph 15 hereof.

     If:

     (a) the default is not so cured or a commencement made on proceedings to cure it; and

     (b)  arbitration is not so sought; or

     (c) the Purchaser is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 60 days after the rendering of the arbitration award;

     the Seller shall be entitled to seek any remedy it may have on account of such default.

9.00 ASSIGNMENT:

9.01.Subject to requirements of subparagraph 9.02 hereof, either party shall have the right to assign all or any part of its interest in the Property and under this Agreement. Neither party however shall assign any of its rights or obligations under this agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

9.02.No assignment of the rights, title or interest of either party hereunder to a purchaser, assignee or transferee shall become effective until such purchaser, assignee or transferee shall have delivered to each of the Seller and the Purchaser its agreement, related to this Agreement, containing:

     (a) a covenant by such purchaser, assignee or transferee to perform all of the obligations of the party whose interest it is receiving under this Agreement to the same extent as if this Agreement had been originally executed by it;

     (b) a provision restricting any further sale, assignment or transfer to the restrictions contained in this paragraph 9.

10.00 AREA OF INTEREST:

10.01. The mineral rights to any ground or any interest therein within the Area of Common Interest found to be unstaked or available for acquisition and subsequently staked or acquired by one of the Parties or an affiliate thereof, as defined in the Business Corporations Act (British Columbia) shall become subject to this Agreement.

11.00    GOVERNMENTAL REQUIREMENTS:

11.01. The Purchaser shall be responsible, during the term of this Purchase Agreement, for the compliance with all governmental rules and regulations as may from time to time be in effect, and further the Purchaser shall be responsible for the posting of any bonds necessary for the reclamation or rehabilitation of the Property as required by any governmental agency, and further the Purchaser hereby agrees to obtain the consent of all governmental agencies and to obtain the permits necessary for the carrying out of its operations and the Seller hereby agrees to cooperate with the Purchaser in obtaining such permits or licenses as may be required.

12.00    CONFIDENTIALITY OF INFORMATION:

12.01. The parties hereto shall treat all data, reports, records and other information relating to this Agreement as confidential. While this Agreement is in effect neither party hereto shall, without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this Agreement or its exploration operations except where such disclosure is mandatory under the law or is deemed necessary by the Purchaser's counsel for the satisfaction by the Purchaser of its obligations under applicable securities laws and regulations. Due consideration shall be given to present and future governmental regulations with respect to such data disclosures.

13.00 FORCE MAJEURE:

13.01. Neither of the Parties hereto shall be deemed to be in default in respect of non-performance of its obligations hereunder if and so long as its non-performance is due to strikes, lockouts, fire, explosion, tempest, unusually severe weather, inability after diligent effort to obtain workmen or materials, acts of God, or any other cause (whether similar or dissimilar to those enumerated) beyond its control, but lack of finances shall in no event be deemed to be a cause beyond a Party's control. Any Party prevented from carrying out any obligation by force majeure shall promptly give the other Party notice of the force majeure, including reasonably full particulars thereof. A Party shall use reasonable diligence to remedy a force majeure, but shall not be required against its better judgment to settle any labour dispute or contest the validity of any labour regulation.

14.00 NOTICES:

14.01. Any notice required or permitted hereunder shall be sufficiently given if delivered, emailed, telecopied or sent by registered or certified mail, postage prepaid to the parties hereto addressed as follows:

         If to the Seller:          Cazador Resources Ltd.
                                    208-478 Bernard Avenue
                                    Kelowna BC
                                    V1Y 6N7


         If to the Purchaser:       SAWADEE VENTURES, INC.
                                    #208-828 Harbourside Drive, North Vancouver,
                                    BC V7P 3R9.

         or such other address as the parties may from time to time designate for themselves in writing, and such notice so delivered, emailed or telecopied shall be deemed to have been received at the time of delivery, emailing or telecopying or at the latest on the business day following the delivery, emailing or telecopying, or on the third business day following the mailing thereof, provided that if between the time of mailing and actual receipt of the notice there is a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice will be effective only if actually delivered.

15.00    ARBITRATION:

15.01. In the event that there is any disagreement, dispute, controversy (hereinafter collectively called a "Dispute") between the parties hereto with respect to any matter arising under this Agreement or bearing upon the construction or interpretation hereof, then the dispute shall be referred to and determined by arbitration ("Arbitration").

15.02. The Arbitration shall be conducted in accordance with the COMMERCIAL ARBITRATION ACT of British Columbia and the decision of the arbitrator or arbitration committee shall be made within 45 days following the appointment of the arbitrator or the constitution of the committee and such decision shall be conclusive and binding upon each of the parties hereto.

15.03. The costs of the Arbitration shall be borne equally between the parties hereto to the dispute unless otherwise determined by the arbitrator or the arbitration committee in the written award.

16.00 APPLICABLE LAW:

16.01. This Agreement shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. All references to currency, unless otherwise stated, are in American dollars.

17.00 FURTHER ASSURANCES:

17.01 Each of the Parties hereto shall, from time to time and at all times, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

18.00 ENTIRE AGREEMENT:

18.01. This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

19.00 ALTERATIONS AND ADDITIONS:

19.01. If, at any time during the currency of this Agreement, the parties hereto shall mutually deem it necessary or expedient to make any alteration or addition to this Agreement they shall do so by means of a supplemental written agreement between them, executed in the same manner as this instrument.

20.00 ENUREMENT:

20.01. All terms, covenants, provisions and conditions of this Agreement shall run with and be binding upon the Property during the term hereof, and will enure to the benefit of and be binding upon the parties hereto, their respective successors at law and assigns.

21.00 TIME OF THE ESSENCE:

21.01. Time shall be of the essence of this Agreement.

22.00 SUCCESSORS AND ASSIGNS:

22.01. This Agreement shall be binding upon and shall enure to the benefit of each of the Parties hereto, their heirs, executors, administrators and permitted successors and assigns.

23.00    COUNTERPARTS:

23.01. This Agreement may be signed in counterparts. Copies of this Agreement, each signed by one or more of the parties hereto, shall, together with copies signed by all other parties, constitute a complete Agreement.

23.02.   Subject to Exchange Approval

         This Agreement and the Purchaser's performance of its covenants hereunder may be subject to receipt of approval from the appropriate stock exchange.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED by Adam
Travis in the presence of:          )
                                    )
                                    )
                                    )
                                    )
                                    )  -------------------------------------
Witness                             )  ADAM TRAVIS
                                    )  on  behalf of Cazador Resources Ltd.
Address                             )
                                    )
                                    )
Occupation                          )


SIGNED, SEALED AND DELIVERED by
Douglas E. Ford in the presence of: )
                                    )
                                    )
                                    )  ------------------------------------
                                    )  DOUGLAS  E,  FORD ) on
                                    )  behalf of Sawadee Ventures, Inc.
Witness                             )
                                    )
                                    )
Address                             )
                                    )
                                    )
Occupation                          )

THIS IS SCHEDULE "A" TO A PROPERTY PURCHASE AGREEMENT MADE BETWEEN CAZADOR RESOURCES LTD AS SELLER AND SAWADEE VENTURES INC. AS PURCHASER AS OF THE 31ST DAY DECEMBER 31, 2006;

Tenure Number       Type          Claim Name        Good Until       Area (ha)
-------------       ----          ----------        ----------       ---------
   539661          Mineral        LAV GOLD 1         20070820         495.653
   539662          Mineral        LAV GOLD 2         20070820         123.939
   539663          Mineral        LAV GOLD 3         20070820         123.887

                             Total Area: 743.479 ha




                                  [CLAIM MAP]

THIS IS SCHEDULE "B" TO A PROPERTY PURCHASE AGREEMENT MADE BETWEEN CAZADOR RESOURCES LTD.AS SELLER AND SAWADEE VENTURES INC . AS PURCHASER AS OF THE 31ST DAY DECEMBER 31, 2006;

                           NET SMELTER RETURN ROYALTY

1. INTERPRETATION:

Where used herein:

     (a) "AGREEMENT" shall mean the above referenced agreement, including any amendments thereto or renewals or extensions thereof.

     (b) "FISCAL PERIOD" shall mean each calendar year or other period of twelve consecutive months adopted for tax purposes by the Purchaser during the term of the Agreement.

     (c)  "PROPERTY" shall mean the Property as defined in the Agreement.

     (d)  "ROYALTY" shall mean 1.5% of Net Smelter Returns.

All other defined terms used in this SCHEDULE "B" which are not defined herein have the meanings ascribed thereto in the Agreement.

2. NET SMELTER RETURNS:

"NET SMELTER RETURNS" shall mean the actual proceeds received from any mint, smelter, refinery or other purchaser from the sale of Mineral Products or proceeds received from an insurer in respect of Mineral Products, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payments:

     (a)  smelting and refining charges;

     (b)  penalties, smelter assay costs and umpire assay costs;

     (c) cost of freight and handling of ores, metals or concentrates from the Property to any mint, smelter, refinery, or other purchaser;

     (d)  marketing costs, including hedging adjustments;

     (e)  costs of insurance in respect of the Mineral Products;

     (f) customs duties, severance tax, royalties, Ad valorem or mineral taxes or the like and export or import taxes or tariffs payable in respect of the Mineral Products.

3. PAYMENT:

     (a) The Royalty shall be calculated and paid on a quarterly basis within 45 days after the end of each quarter of the Fiscal Period in respect of the actual proceeds received in such fiscal quarter.

     (b) Each payment of Royalty will be accompanied by an unaudited statement indicating the calculation of the Royalty hereunder in reasonable detail and the Seller will receive, within 3 months of the end of each

          Fiscal Period, an annual summary unaudited statement (an "Annual Statement") showing in reasonable detail the calculation of the Royalty for the last completed Fiscal Period and showing all credits and deductions added to or deducted from the amount due to the holder of the Royalty.

     (c) The Seller will have 45 days from the time of receipt of the Annual Statement to question the accuracy thereof in writing and, failing such objection, the Annual Statement will be deemed to be correct and unimpeachable thereafter.

     (d) If the Annual Statement is questioned by the Seller, and if such questions cannot be resolved between the Seller and the Purchaser, the Seller will have 12 months from the time of receipt of the Annual Statement to have such audited, which will initially be at the expense of the Seller.

     (e) The audited Annual Statement will be final and determinative of the calculation of the Royalty for the audited period and will be binding on the parties. Any overpayment of Royalty will be deducted by the Purchaser from future payments of Royalty and any underpayment of Royalty will be paid forthwith by the Purchaser upon it receiving the audited Annual Statement.

     (f) The costs of the audit will be borne by the Seller if the Purchaser's Annual Statement was accurate within 1% or overstated the Royalty payable by greater than 1% and will be borne by the Purchaser if such statement understated the Royalty payable by greater than 1%. If the Purchaser is obligated to pay for the audit it will forthwith reimburse the Seller for any of the audit costs which it had paid.

     (g) The Seller will be entitled to examine, on reasonable notice and during normal business hours, such books and records as are reasonably necessary to verify the payment of the Royalty to it from time to time, provided however that such examination shall not unreasonably interfere with or hinder the Purchaser's operations or procedures.